UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

________________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported): June 26, 2009

IGI LABORATORIES, INC.

(Exact name of registrant as specified in charter)

DELAWARE	001-08568	01-0355758
(State or Other Jurisdiction of Incorporation)	(Commission file number)	(I.R.S. Employer Identification Number)

105 Lincoln Avenue

Buena, New Jersey 08310

(Address of principal executive offices)(Zip Code)

(856) 697-1441

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Stephen Morris and Appointment of Michael Hemric

On June 26, 2009, Stephen Morris announced his resignation as a member of the board of directors (“Board”) of IGI Laboratories, Inc. (the “Company”) effective July 1, 2009. The Board appointed Michael Hemric to fill the newly created vacancy. Mr. Hemric will begin service as a member of the Board on July 1, 2009 and will serve until the Company’s next annual meeting of stockholders and until his successor is elected and qualified or until his earlier, resignation or removal.

Mr. Hemric will receive compensation for his service as a director that is consistent with that of the Company’s other non-employee directors as described in the Company’s 2009 proxy statement filed with the Securities and Exchange Commission on April 17, 2009. In addition, pursuant to a Director’s Compensation Arrangement adopted by the Board on June 26, 2009, each non-employee director, including Mr. Hemric, will also receive an annual cash retainer in the aggregate amount of $25,000, to be paid in four equal installments on the first calendar day of each fiscal quarter; provided, however, that the annual retainer for 2009 shall be paid 50% on August 1, 2009 and 50% on October 1, 2009. In addition to receiving a one-time grant of an option to purchase 15,000 shares of common stock upon commencement of service on the Board pursuant the Company’s 1999 Director Stock Option Plan, as described in the Company’s 2009 proxy statement filed with the Securities and Exchange Commission on April 17, 2009, pursuant to a Director’s Compensation Arrangement adopted by the Board on June 26, 2009, each newly appointed director, including Mr. Hemric, will also receive a one-time grant of a stock option to purchase an additional 15,000 shares of common stock upon such director’s initial appointment to the Board. The exercise price of the additional stock option grant will equal the closing price of the Company’s common stock on the date of grant and such option will become fully vested on the first anniversary of the grant date. Mr. Hemric will receive his additional stock option grant upon the effectiveness of the Company’s 2009 Equity Incentive Plan that was approved by partial written consent of stockholders as further explained below.

Adoption of 2009 Equity Incentive Plan

On June 26, 2009, the Board and the stockholders of the Company, holding a majority of the outstanding voting power of equity securities of the Company, acting by partial written consent, approved the Company’s 2009 Equity Incentive Plan (the “2009 Equity Incentive Plan”). The stockholder consent approving the 2009 Equity Incentive Plan will become effective twenty days after an Information Statement on Schedule 14C is sent to stockholders of the Company.

The 2009 Equity Incentive Plan provides for the grant of incentive stock options, nonqualified stock options, stock appreciation rights, restricted shares, restricted stock units and performance awards (collectively, the “Awards”) to employees, directors, consultants and other individuals who provide services to the Company and its affiliates.

The maximum aggregate number of shares of the Company’s common stock that may be issued pursuant to Awards granted under the 2009 Equity Incentive Plan is 2,000,000. The maximum number of shares that may be subject to awards made to any individual in any single calendar year under the 2009 Equity Incentive Plan is 1,000,000 shares of common stock.

The Board may amend, alter or discontinue the 2009 Equity Incentive Plan at any time; provided however, that any amendment that increases the aggregate number of shares of common stock that may be issued under the 2009 Equity Incentive Plan or modifies the requirements as to eligibility for participation, will be subject to approval by the Company’s stockholders.

The 2009 Equity Incentive Plan will not expire on any particular date. The Board or any committee designated by the Board may continue to grant Awards so long as shares remain available, provided that no new Incentive Stock Options will be granted after the 10th anniversary of the date the 2009 Equity Incentive Plan is approved by the Company’s stockholders.

The foregoing description of the 2009 Equity Incentive Plan is qualified in its entirety by reference to the full text of the 2009 Equity Incentive Plan, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Equity Grant to Hemanshu Pandya

As previously reported on the Company’s Current Report on Form 8-K as filed with the Securities and Exchange Commission on May 29, 2009, pursuant to the terms of his Employment Agreement, the Board granted to Hemanshu Pandya, the Company’s President and Chief Executive Officer, an option to purchase that number of shares of the Company’s common stock such that the value of the option on the date of grant is equivalent to the value of 325,000 shares of the Company’s common stock on the date of grant. On June 29, 2009, the date of grant, the closing price of the Company’s common stock was $1.07, which resulted in the grant of an option to purchase 530,145 shares of common stock pursuant to the aforementioned award.

Item 9.01. Financial Statements and Exhibits.

(d) The following exhibits are furnished with this Form 8-K:

Exhibit No.	Description

10.1	IGI Laboratories, Inc. 2009 Equity Incentive Plan

10.2	Form of Stock Option Award Agreement pursuant to the 2009 Equity Incentive Plan

10.3	Form of Restricted Stock Award Agreement pursuant to the 2009 Equity Incentive Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IGI LABORATORIES, INC.

Date: July 2, 2009	By:/s/ Philip Forte
Name: Philip Forte Title: Controller

EXHIBIT INDEX

Exhibit Number	Description of Exhibits

10.1	IGI Laboratories, Inc. 2009 Equity Incentive Plan

10.2	Form of Stock Option Award Agreement pursuant to the 2009 Equity Incentive Plan

10.3	Form of Restricted Stock Award Agreement pursuant to the 2009 Equity Incentive Plan